AMENDMENT TO MASTER CUSTODY AGREEMENT

 This Amendment is dated as of the 29th day of January 2021, by and between each of the Investment Companies listed on Exhibit A hereto (the “Fund”) for itself and for each of its Series listed on Exhibit A hereto, and The Bank of New York Mellon (formerly The Bank of New York) (the “Custodian”). Capitalized terms used but not defined herein shall have the meanings given in the Agreement (defined below).

 WHEREAS, the Fund and the Custodian have entered into that certain Master Custody Agreement effective as of February 16, 1996, as amended (the “Agreement”); and

 WHEREAS, pursuant to Section 14.11 of the Agreement, the Fund and the Custodian wish to amend the Agreement as more particularly set forth herein.

 NOW, THEREFORE, the parties hereto agree as follows:

1. Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto.

2. As specifically amended hereby, the Agreement remains in full force and effect in accordance with its terms.

3. Each party represents and warrants to the other party that it has full authority to enter into this Amendment to the Agreement upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such party to the Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

EACH OF THE INVESTMENT  THE BANK OF NEW YORK MELLON

COMPANIES LISTED ON

EXHIBIT A ATTACHED HERETO

FOR ITSELF AND FOR EACH OF

ITS SERIES LISTED ON EXHIBIT A

ATTACHED HERETO

By: /s/ Steven J. Gray    By: /s/ Lori Givens

Name: Steven J. Gray    Name: Lori Givens

Title: Vice President and Co-Secretary Title: Director

MASTER CUSTODY AGREEMENT

EXHIBIT A

(Effective as of January 29, 2021)

The following is a list of the Investment Companies and their respective Series for which the Custodian shall serve under the Master Custody Agreement dated as of February 16, 1996.

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Alternative Strategies Funds	Delaware Statutory Trust	Franklin K2 Alternative Strategies Fund Franklin K2 Long Short Credit Fund

Franklin California Tax-Free Income Fund	Delaware Statutory Trust

Franklin California Tax-Free Trust	Delaware Statutory Trust	Franklin California Intermediate-Term Tax-Free Income Fund

Franklin Custodian Funds	Delaware Statutory Trust	Franklin Dynatech Fund Franklin Focused Growth Fund Franklin Growth Fund Franklin Income Fund Franklin U.S. Government Securities Fund Franklin Utilities Fund

Franklin Federal Tax-Free Income Fund	Delaware Statutory Trust

Franklin Floating Rate Master Trust	Delaware Statutory Trust	Franklin Floating Rate Master Series Franklin Floating Rate Income Fund
Franklin ETF Trust	Delaware Statutory Trust	Franklin Liberty Short Duration U.S. Government

Franklin Global Trust	Delaware Statutory Trust	Franklin International Growth Fund Franklin International Small Cap Fund Franklin Emerging Market Debt Opportunities Fund

Franklin Gold and Precious Metals Fund	Delaware Statutory Trust
Franklin High Income Trust	Delaware Statutory Trust	Franklin High Income Fund
Franklin Investors Securities Trust	Delaware Statutory Trust	Franklin Adjustable U.S. Government Securities Fund Franklin Managed Income Fund

Franklin Convertible Securities Fund Franklin Equity Income Fund Franklin Floating Rate Daily Access Fund Franklin Low Duration Total Return Fund Franklin Total Return Fund
Franklin Managed Trust	Delaware Statutory Trust	Franklin Rising Dividends Fund
Franklin U.S. Government Money Fund	Delaware Statutory Trust

Franklin Municipal Securities Trust	Delaware Statutory Trust	Franklin California High Yield Municipal Bond Fund Franklin Tennessee Municipal Bond Fund

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Mutual Series Funds	Delaware Statutory Trust	Franklin Mutual Beacon Fund Franklin Mutual European Fund Franklin Mutual Financial Services Fund Franklin Mutual Global Discovery Fund Franklin Mutual Quest Fund Franklin Mutual Shares Fund

Franklin New York Tax-Free Income Fund	Delaware Statutory Trust

Franklin New York Tax-Free Trust	Delaware Statutory Trust	Franklin New York Intermediate-Term Tax-Free Income Fund

Franklin Real Estate Securities Trust	Delaware Statutory Trust	Franklin Real Estate Securities Fund
Franklin Strategic Mortgage Portfolio	Delaware Statutory Trust
Franklin Strategic Series	Delaware Statutory Trust	Franklin Biotechnology Discovery Fund Franklin Growth Opportunities Fund Franklin Natural Resources Fund Franklin Small Cap Growth Fund Franklin Small-Mid Cap Growth Fund

Franklin Strategic Income Fund Franklin Templeton SMACS: Series I Franklin Templeton SMACS: Series CH Franklin Templeton SMACS: Series H Franklin Templeton SMACS: Series E

INVESTMENT COMPANY	ORGANIZATION	SERIES --- (if applicable)

Franklin Tax-Free Trust	Delaware Statutory Trust

Franklin Alabama Tax-Free Income Fund

Franklin Arizona Tax-Free Income Fund

Franklin Colorado Tax-Free Income Fund

Franklin Connecticut Tax-Free Income Fund

Franklin Federal Intermediate-Term Tax-Free

Income Fund

Franklin Federal Limited-Term Tax-Free Income Fund

Franklin Florida Tax-Free Income Fund

Franklin Georgia Tax-Free Income Fund

Franklin High Yield Tax-Free Income Fund

Franklin Kentucky Tax-Free Income Fund

Franklin Louisiana Tax-Free Income Fund

Franklin Maryland Tax-Free Income Fund

Franklin Massachusetts Tax-Free Income Fund

Franklin Michigan Tax-Free Income Fund

Franklin Minnesota Tax-Free Income Fund

Franklin Missouri Tax-Free Income Fund

Franklin Municipal Green Bond Fund

Franklin New Jersey Tax-Free Income Fund

Franklin North Carolina Tax-Free Income Fund

Franklin Ohio Tax-Free Income Fund

Franklin Oregon Tax-Free Income Fund

Franklin Pennsylvania Tax-Free Income Fund

Franklin Virginia Tax-Free Income Fund

Franklin Fund Allocator Series	Delaware Statutory Trust

Franklin Conservative Allocation Fund

Franklin Corefolio Allocation Fund

Franklin Founding Funds Allocation Fund (name change to Franklin Global Allocation Fund effective 2-1-21)

Franklin Growth Allocation Fund

Franklin Moderate Allocation Fund

Franklin Lifesmart Retirement Income Fund

Franklin Lifesmart 2020 Retirement Target Fund

Franklin Lifesmart 2025 Retirement Target Fund

Franklin Lifesmart 2030 Retirement Target Fund

Franklin Lifesmart 2035 Retirement Target Fund

Franklin Lifesmart 2040 Retirement Target Fund

Franklin Lifesmart 2045 Retirement Target Fund

Franklin Lifesmart 2050 Retirement Target Fund

Franklin Lifesmart 2055 Retirement Target Fund

Franklin Lifesmart 2060 Retirement Target Fund

Franklin Payout 2020 Fund Fund liquidated on 1-08-21

Franklin Payout 2021 Fund

Franklin Payout 2022 Fund

 Funds liquidated 8/20Franklin U.S. Core Equity (IU) Fund

Franklin Emerging Markets Core Equity (IU) Fund

Franklin International Core Equity (IU) Fund

Franklin Templeton Variable Insurance Products Trust	Delaware Statutory Trust

Franklin Flex Cap Growth VIP Fund

Franklin Global Real Estate VIP Fund

Franklin Growth and Income VIP Fund

Franklin Income VIP Fund

Franklin Large Cap Growth VIP Fund

Franklin VolSmart Allocation VIP Fund

Franklin Rising Dividends VIP Fund

Franklin Small-Mid Cap Growth VIP Fund

Franklin Small Cap Value VIP Fund

Franklin Strategic Income VIP Fund

Franklin Allocation VIP Fund

Franklin U.S. Government Securities VIP Fund

Franklin Mutual Global Discovery VIP Fund Franklin Mutual Shares VIP Fund Templeton Global Bond VIP Fund

Franklin Value Investors Trust	Delaware Statutory Trust	Franklin Mutual U.S. Value Fund Franklin MicroCap Value Fund Franklin Small Cap Value Fund
Institutional Fiduciary Trust	Delaware Statutory Trust	Money Market Portfolio
The Money Market Portfolios	Delaware Statutory Trust	The U.S. Government Money Market Portfolio
Templeton Global Investment Trust	Delaware Statutory Trust	Templeton Global Balanced Fund (formerly Templeton Income Fund)
Templeton Income Trust	Delaware Statutory Trust	Templeton Global Total Return Fund Templeton International Bond Fund
Templeton Funds	Delaware Statutory Trust	Templeton International Climate Change Fund

CLOSED END FUNDS:
Franklin Limited Duration Income Trust	Delaware Statutory Trust

Franklin Universal Trust	Massachusetts Business Trust